Exhibit 99.1

vTv Therapeutics Announces Transfer of Listing to The Nasdaq Capital Market

HIGH POINT, N.C. – (BUSINESS WIRE) – Oct. 29, 2018 — vTv Therapeutics Inc. (Nasdaq: VTVT), a clinical-stage biopharmaceutical company engaged in the discovery and development of orally administered treatments for Alzheimer’s disease (AD) and diabetes, today announced that The NASDAQ Stock Market LLC (“Nasdaq”) has approved the Company’s application to list its Class A Common Stock on The Nasdaq Capital Market.  The Company’s securities will be transferred from The Nasdaq Global Market to The Nasdaq Capital Market at the opening of business on October 30, 2018.

The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.  The Company’s shares will continue to trade under the symbol “VTVT.”

As previously reported, the Company was notified by Nasdaq earlier this year that it no longer satisfied the minimum market value of listed securities requirement. In response to this notification, vTv applied to transfer the listing of its Class A Common Stock to The Nasdaq Capital Market.  Following its transfer to The Nasdaq Capital Market, vTv fully complies with The Nasdaq Capital Market’s continued listing standards.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our

other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Contacts

Investors:
vTv Therapeutics Inc.
IR@vtvtherapeutics.com

or

Media:

Josh Vlasto

212-572-5969

PR@vtvtherapeutics.com